EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BK Technologies Corporation

West Melbourne, Florida

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration No. 333-274799, Registration No. 333-218765, and Registration No. 333-147354) of BK Technologies Corporation of our report dated March 27, 2025, relating to the consolidated financial statements as of and for the year ended December 31, 2024, which appears in this Form 10-K.

/s/ Forvis Mazars, LLP

Orlando, Florida

March 27, 2025